Exhibit l (vii)

Subscription and Investment Letter for Target Managed Allocation Fund and Global Equity Income Fund (Fund Shares and Institutional Shares)

July 12, 2013

USAA Mutual Funds Trust

9800 Fredericksburg Road

San Antonio, TX 78288

Gentlemen:

In connection with your sale to us on July 12, 2013, of ten (10) shares each of capital stock representing interests in the Target Retirement 2060 Fund, Flexible Income Fund (Fund Shares, Institutional Shares, and Adviser Shares), we understand that: (i) your sale of the Shares to us is made in reliance on such sale being exempt under Section 4(2) of the 1933 Act as not involving any public offering; and (ii) in part, your reliance on such exemption is predicated on our representation, which we hereby confirm, that we are acquiring the Shares for investment for our own account as the sole beneficial owner thereof, and not with a view to or in connection with any resale or distribution of the shares or of any interest therein. We hereby agree that we will not sell, assign, or transfer the Shares or any interest therein, except upon repurchase or redemption by the Trust, unless and until the Shares have been registered under the 1933 Act or you have received an opinion of your counsel indicating to your satisfaction that said sale, assignment, or transfer will not violate the provisions of the 1933 Act or any rules or regulations promulgated thereunder.

Very truly yours,

USAA ASSET MANAGEMENT COMPANY

By:	/S/ BROOKS ENGLEHARDT
Brooks Englehardt
President

SUBSCRIPTION

July 12, 2013

TO:	Board of Trustees

USAA Mutual Funds Trust

9800 Fredericksburg Road

San Antonio, TX 78288

Dear Trustees:

The undersigned hereby subscribes to 10 shares each of the Target Retirement 2060 Fund and Flexible Income Fund (Fund Shares, Institutional Shares, and Adviser Shares) series on July 12, 2013, with one cent par value, of USAA Mutual Funds Trust at a price of $10 per share for each fund and share class and agrees to pay therefore upon demand, cash in the amount of $100 to each of the named funds and share class.

Very truly yours,

USAA ASSET MANAGEMENT COMPANY

By:	/S/ BROOKS ENGLEHARDT
Brooks Englehardt
President